CODE OF ETHICS
                                       OF
                       MAINSTREAM INVESTMENT ADVISERS, LLC


I.       INTRODUCTION

         Mainstream Investment Advisers, LLC ("Mainstream") recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics (the "Code") be observed by each Associated Person (defined below in Section III(A)). All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

         Each Associated Person is under a duty to exercise his or her authority and responsibility for the benefit of Mainstream's clients and to place the interests of the clients first and to refrain from having outside interests conflicting with the interests of Mainstream and its clients. Each Associated Person is under a duty to comply with applicable federal securities laws. Each such person must avoid any circumstances which might adversely affect or appear to affect his or her duty of loyalty to Mainstream's clients in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Associated Person must abstain from participation or any other involvement in "insider trading" in contravention of any applicable laws or regulations. The reputation of Mainstream for trustworthy financial services is a valuable asset which all Associated Persons are expected to preserve and protect.

         All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that the personnel of Mainstream should not take advantage of their positions.

         While compliance with the provisions of the Code is anticipated, Associated Persons should be aware that in response to any violations, Mainstream will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Associated Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of an individual's fiduciary duties to Mainstream's clients.

II.      PURPOSE

         This Code has been adopted by Mainstream to set forth Mainstream's expectations for its Associated Persons with respect to certain aspects of their relationship with Mainstream, pursuant to Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act") and Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The purpose of Section 204A is to prevent the illegal misuse of material, nonpublic information by Associated Persons. Rule 17j-1 under the Investment Company Act requires registered investment companies and their investment advisers, sub-advisers and principal underwriters to adopt codes of ethics to prevent fraudulent, deceptive and manipulative practices and to institute procedures to prevent violations of the code of ethics.

III.     Definitions

          (A) "Associated Person" means any member, officer, manager, or director of Mainstream (or any person performing similar functions), or any person directly or indirectly controlling or controlled by such investment adviser, including any employee of such investment adviser.

          (B) "Beneficial Ownership" means ownership of a direct or indirect pecuniary interest in securities as set forth in Rule 16a-1(a)
               (2) promulgated under the Securities Exchange Act of 1934, as amended, and includes ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by the person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a "significant other."

          (C) "Compliance Officer" shall mean the person appointed by the Manager of Mainstream to administer the Code and shall include other persons designated by the Compliance Officer to administer the Code. Diane Hulls is the current Compliance Officer, subject to substitution by Mainstream's Manager.

          (D) "Control" means the power to exercise a controlling influence over the management or policies of a company.

          (E) "Investment Personnel" means (i) any person who in connection with his or her regular functions or duties has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client, and (ii) any person who in connection with his or her regular functions or duties makes, participates in or recommends the purchase or sale of a security for a client of Mainstream, or who has access to such recommendations that are nonpublic.

          (F) "Mainstream-Advised Account" means, with respect to Investment Personnel, (i) accounts beneficially owned by Investment Personnel for which Mainstream exercises bona fide investment discretion and for which Mainstream receives compensation and
               (ii) accounts beneficially owned by Investment Personnel through pooled investment vehicles for which Mainstream exercises bona fide investment discretion.

          (G) "Purchase or sale of a security" means, inter alia, the writing of an option to purchase or sell a security and the exercise of a stock option.

          (H) "Security" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the Investment Company Act, except that it shall not


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

               include securities issued by the United States Government; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; and shares of registered open-end investment companies other than such a fund for which Mainstream serves as an investment adviser or sub-adviser. Security shall include all exchange-traded funds.

          (I) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is an outstanding order to purchase or sell that security.

IV.      EXEMPTED TRANSACTIONS.

         The provisions of Article V of this Code shall not apply to:

          (A) Purchases or sales effected in any account over which an Associated Person has no direct or indirect influence or control;

          (B) Purchases or sales which are non-volitional on the part of either the Associated Person or Mainstream;

          (C) Purchases or sales which are part of an automatic dividend or distribution reinvestment plan or employee stock purchase plan; or

          (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         The reporting requirements of Section VII of the Code shall remain applicable to all of the above transactions, except that no person shall be required to make a report with respect to the transactions effected in accounts over which the Associated Person has no influence or control or transactions in obligations of the United States.

V.       COMPLIANCE PROCEDURES

         (A)      Conflicts of Interest

                  Each Associated Person has the duty to disclose to Mainstream any interest whatsoever that he or she may have in any firm, corporation, or business unit with which he or she is called upon to deal as a part of his or her assigned duties with Mainstream, or any other activity that the Associated Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that Mainstream may take such action concerning the conflict as deemed appropriate by the Compliance Officer.


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


                  (B)      Personal Securities Transactions

                  No Investment Personnel shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by a client
                      upon the advice of Mainstream; or

                  (2) is being purchased or sold by a client upon the advice of
                      Mainstream.

                  Investment Personnel are prohibited from trading contemporaneously in the same or related securities, including options and futures contracts, as any client of Mainstream, either parallel to the transaction being effected for the client or against the trade being made or recommended for the client. Trading "parallel" to a client means trading securities at the same time as Mainstream is executing or recommending a trade for the client. Investment Personnel are not prohibited from holding a security at the same time that Mainstream is executing or recommending a trade for the client so long as all procedures discussed herein are followed. The provisions of
         Section V(B) do not apply to Mainstream-Advised Accounts.

         (C)      Preclearance of Personal Securities Transactions

                  Any member of the Investment Personnel must obtain prior approval from the Compliance Officer before purchasing or selling, directly or indirectly, any security in any account over which the Investment Personnel member exercises Beneficial Ownership. The Compliance Officer will keep a record of all such approvals and trades. If the trade has not been executed by the close of business on the day approval is given, the member of Investment Personnel must obtain a new approval from the Compliance Officer before additional trades may be made in the security. The provisions of Section V(C) do not apply to Mainstream-Advised Accounts.

         (D)      Gifts

                  Without prior notice to the Compliance Officer, Investment Personnel may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of Mainstream; provided, however, that attendance and the receipt of complimentary meals at investment conferences shall not be prohibited by this provision.

         (E)      Service as a Board Member

                  Investment Personnel may not serve on the board of a publicly traded company unless prior authorization is obtained from the Compliance Officer based on a determination that (i) the business of such company does not conflict with the interests of Mainstream, (ii) service would be consistent with the best interests of Mainstream and its clients, and (iii) service is not prohibited by law. If such service is authorized, procedures

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         must be in place to isolate such Investment Personnel serving as directors of outside entities from those making investment decisions on behalf of Mainstream (a Chinese Wall).

         (F)      Initial Public Offerings

                  Associated Persons may not participate in any initial public offering of securities in any account over which they directly or indirectly exercise Beneficial Ownership except with the prior approval of the Compliance Officer. The provisions of Section V(F) do not apply to Mainstream-Advised Accounts.

         (G)      Private Placements

                  Associated Persons may not purchase a security in which by reason of such transaction they directly or indirectly acquire Beneficial Ownership, in a private placement, without obtaining the prior approval of the Compliance Officer. Those who have obtained prior approval and made an investment in a private placement must disclose that investment to the Compliance Officer, and, as applicable, to other relevant Investment Personnel, when they play a part in any subsequent consideration by Mainstream of an investment in the issuer. Under such circumstances, Mainstream's decision to recommend the purchase of securities of the private placement issuer must be subject to independent review by Investment Personnel with no personal interest in the issuer.

         (H)      Pending Buy or Sell Orders

                  No Associated Person may execute a securities transaction in any account over which he or she exercises Beneficial Ownership if the Associated Person has actual knowledge that a client has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn. The provisions of Section V(H) do not apply to Mainstream-Advised Accounts.

         (I)      Purchase and Sales by Investment Personnel

                  No Investment Personnel may execute a personal securities transaction within one (1) calendar day before and after a client for which he or she is responsible trades in that security. The provisions of Section V(I) do not apply to Mainstream-Advised Accounts.

         (J)      Insider Trading

                  These restrictions apply to any material nonpublic information, whether it pertains to clients of Mainstream or to other persons and entities involved with Mainstream, including companies whose securities are possible candidates for recommendation for purchase by Mainstream.

                  Insider trading is generally described as: (1) trading of securities by an "insider" on the basis of "material nonpublic information"; (2) communicating material nonpublic information by an insider to others ("tipping"); and (3) the use of material nonpublic

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

         information by a non-insider in violation of a duty to keep it confidential. Any person who trades securities while in possession of "material nonpublic information" or who communicates or "tips" such information is in violation of these laws. Civil and/or criminal authorities may bring an action not only against the trader and/or person who discloses the material nonpublic information; civil and/or criminal action may also be brought against management of Mainstream for failure to implement adequate policies to guard against such unlawful disclosure.

                  In general, information about a security is material only if a reasonable investor would consider it important in deciding whether or not to buy or sell a security. Essentially, material information can be described as any information which might be expected to affect the market price of an entity's stock. Nonpublic information is any information which has not been announced or made known to the public generally. If an Associated Person is in possession of material nonpublic information, he or she may not disclose such information to others or trade on it for his or her own account until the information has been disclosed to the public. Information is generally considered to have been disclosed publicly forty-eight hours after the information is released to the media by means of a press release.

                  This Code prohibits two types of conduct. First, if an Associated Person possesses material nonpublic information about an entity, he or she may not purchase or sell securities of that entity until such material information has been effectively disclosed to the public. Second, an Associated Person may not communicate any such inside information about that entity to any other person, until after the material nonpublic information has been effectively communicated to the public. For example, an Associated Person violates this Code by communicating material nonpublic information to a friend or family member, irrespective of whether such other person trades in the stock. This is so because this Code is designed to eliminate the risk that somebody else will trade in the stock or will communicate the information to another person who may trade while in possession of such information. If the person whom an Associated Person tipped trades on the information, the Associated Person may have violated the securities laws as well. The policy against tipping is not violated by an Associated Person by disclosure of material nonpublic information to another employee in the course of the fulfillment of duties or responsibilities to Mainstream.

                  All questions concerning the materiality of any nonpublic information or concerning whether material information has been effectively disclosed to the public should be directed to the Compliance Officer before disclosing any such information to any other person or purchasing or selling a security while in possession of such information. Since it can be very difficult to determine whether certain information is material and nonpublic, Associated Persons are strongly encouraged to consult the Compliance Officer if there is any doubt concerning a particular issue. Associated Persons should also be aware that if a trade in such securities were challenged by the SEC, it could be a most difficult task of convincing the SEC or a court that there was not possession of such inside information when the trade occurred.


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


 VI.     SANCTIONS

         If a Compliance Officer discovers that an Associated Person has violated any provision of the Code, the Compliance Officer may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, termination of employment, or that any profits realized on personal securities transactions in violation of the Code be disgorged to a charitable organization designated by the Manager of Mainstream. Federal and state securities laws also impose severe civil and criminal penalties, including jail sentences, on companies, individual employees and other insiders who violate the prohibitions on insider trading or improper disclosure of material nonpublic information. Such penalties may be applied even to persons who do not personally profit from the use of inside information but who either disclose, or fail to safeguard against the disclosure of, inside information.

VII.     REPORTING AND MONITORING

          (A) The Compliance Officer shall monitor personal trading activity of all Associated Persons pursuant to the procedures established under this Code.

          (B) Each Associated Person shall comply with applicable federal securities laws. Each Associated Person shall report any violations of this Code promptly to the Compliance Officer.

          (C) Each Associated Person, no later than 10 days after he or she becomes an Associated Person, shall submit to the Compliance Officer a report setting forth the Associated Person's security holdings as of his or her commencement date. The holdings report must set forth the title, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each security in which the Associated Person had any direct or indirect Beneficial Ownership as of the commencement date. The report must also set forth the name of any broker, dealer, or bank with which the Associated Person maintained an account in which any securities (including securities excluded from the definition in Section III(H) hereof) were held for the direct or indirect benefit of the Associated Person as of the commencement date. The report must also set forth the date it is submitted to the Compliance Officer.

          (D) Each Associated Person shall submit to the Compliance Officer a quarterly report of every transaction in a security in which the Associated Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (except transactions effected in accounts over which the Associated Person does not have any direct or indirect influence or control and transactions in obligations of the United States) containing the information set forth in the form attached as Exhibit A. Each Associated Person shall also submit a quarterly report setting forth the name of any broker, dealer or bank with which the Associated Person established an account in which any securities were held for the direct or indirect Beneficial Ownership of the Associated Person, the date the account was established, and the date the report was submitted to the Compliance Officer. Reports shall be delivered to the Compliance Officer not later than 30 days after the end of the

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

               calendar quarter in which a transaction to which the report relates was effected or an account was established. The Compliance Officer will conduct a review of the statements and any other relevant information to ensure that the Associated Person has not engaged in any inappropriate trading activities.

          (E) Each Associated Person shall complete an annual certification on the form attached as Exhibit B (or as revised from time to time) setting forth the information required in that report.

          (F) Each Associated Person shall also complete an annual certification on the form attached as Exhibit C (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

          (G) The Compliance Officer shall prepare an annual report for the Manager which, at a minimum, summarizes the existing procedures concerning personal investing and any changes in the procedures made during the year; identifies any violations requiring significant remedial action during the past year; and identifies any recommended changes in existing restrictions or procedures.

          (H) All reports furnished pursuant to this Section will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.


Date approved by Manager, as amended and restated: November 1, 2006.


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


                                    EXHIBIT A

 Quarterly Securities Transaction report for the quarter ended _______________

              Due by the 30th day following the end of the quarter


This report is submitted by (print name).

I certify that the transactions reported on the brokerage statements attached hereto and listed below are the only transactions effected in securities of which I had Beneficial Ownership, as defined in Section III(B) of the Mainstream Investment Advisers, LLC Code of Ethics, during the quarter ended. I further certify that except with respect to ___________________(list broker, dealer or bank and date account established), I have not established any new accounts during this quarter.


----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------
      DATE OF          TYPE OF                 TITLE OF                TICKER        NO. OF      PRINCIPAL   PRICE    BROKER/
    TRANSACTION      TRANSACTION               SECURITY               SYMBOL OR      SHARES       AMOUNT              DEALER
                                        (include interest rate         CUSIP #
                                     and maturity, if applicable)
----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------

----------------- --------------- ---------------------------------- -------------- ----------- ------------ ------- ------------
P = Purchase
S = Sale
E = Exercise of option
                                                                      Signature:
                                                                                ---------------------------------------------

                                                                      Date:
                                                                           --------------------------------------------------

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


                                    EXHIBIT B

          Annual Holdings Report for the year ended December 31, ______


This report is submitted by (print name) (not later than January 30 of the following year).

I certify that the holdings reported on the brokerage statements attached hereto and listed below are the only securities of which I had Beneficial Ownership, as defined in Section III(B) of the Mainstream Investment Advisers, LLC Code of Ethics, as of the year-end set forth above, and that the brokers, dealers, and banks reported are the only entities with which I maintained an account in which I held Beneficial Ownership of securities (including securities excluded from the definition in Section III(H) hereof) as of that date.


---------------------------------- ------------------------- --------------------------- ------------------------------
            TITLE OF                        NO. OF                   PRINCIPAL                      BROKER/
SECURITY/TICKER SYMBOL OR CUSIP #           SHARES                     AMOUNT                       DEALER
   (include interest rate and
    maturity, if applicable)
---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------

---------------------------------- ------------------------- --------------------------- ------------------------------


                                                              Signature:
                                                                         -------------------------------------------

                                                              Date:
                                                                    ------------------------------------------------

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


                                    EXHIBIT C

           Annual Certification of Compliance with the Code of Ethics


         I, , hereby certify that I have received the Code of Ethics (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.




                                Signature:
                                          ------------------------------------

                                Name:
                                     -----------------------------------------
                                                 (Please print)
                                Date:
                                     -----------------------------------------


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